EXHIBIT 99.2   POLICIES AND PROCEDURES ADOPTED BY THE AUDIT COMMITTEE

                    New Millennium Media International, Inc.
                                 Audit Committee
                             Policies and Procedures

Pursuant  to  the   Sarbanes-Oxley   Act  of  2002,  the  New  Millennium  Media
International, Inc. Audit Committee has adopted the following Policies and Procedures.

     1. The Audit Committee shall, in all respects, have the obligation to adhere to and to compel compliance by New Millennium Media International, Inc. (hereafter the "Company") to the Sarbanes-Oxley Act of 2002.
     2. The audit committee shall consist of no less than one and no more than three members appointed by the Company board of directors for a term of four years. Each member of the audit committee shall be a member of the board of directors of the Company, and shall otherwise be independent. "Independent" is defined as not receiving, other than for service on the board, any consulting, advisory, or other compensatory fee from the Company, and as not being an affiliated person of the Company, or any subsidiary thereof.
     3.   At  least 1  member  of the  audit  committee  shall  be a  "financial expert."
     4. The audit committee of shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company.
     5. The audit committee shall establish procedures for the "receipt, retention, and treatment of complaints" received by the Company regarding accounting, internal controls, and auditing.
     6. The audit committee shall have the authority to engage independent counsel or other advisors, as it determines necessary to carry out its duties. The Company shall provide appropriate funding to the audit committee.
     7. The audit committee shall compel the auditor's compliance with SEC audit regulations and the committee is authorized to "recognize, as 'generally accepted'... any accounting principles" that are established by a standard-setting body that meets the Sarbanes-Oxley Act of 2002 criteria, which include requirements that the committee:
          (1) be a private entity;
          (2) be governed by a board of trustees (or equivalent body), the majority of whom are not or have not been associated persons with a public accounting firm for the past 2 years;
          (3) be funded in a manner similar to the Board;
          (4) have adopted procedures to ensure prompt consideration of changes to accounting principles by a majority vote;
          (5) consider, when adopting standards, the need to keep them current and the extent to which international convergence of standards is necessary or appropriate.
     8. The Audit committee shall over see that the CEO and CFO of the Company shall prepare a statement to accompany the audit report to certify the "appropriateness of the financial statements and disclosures contained in the periodic report, and that those financial statements and disclosures fairly present, in all material respects, the operations and financial condition of the Company."
     9. It shall be the basic policy of the audit committee to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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          (1) Pertain to the  maintenance  of records that in reasonable  detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
          (2) Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and
          (3) Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.
     10.  The audit  committee  shall  oversee  and enforce  prohibition  by the
          auditor  from   providing   any   non-audit   service  to  an  Company
          contemporaneously with the audit, including: (1) bookkeeping or other services related to the accounting records or financial statements of
          the   Company;   (2)   financial   information   systems   design  and
          implementation;   (3)  appraisal  or  valuation   services,   fairness
          opinions, or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources; (7) broker or dealer, investment adviser, or investment banking services; (8) legal services and expert services unrelated to the audit; (9) any other service that the Board of Directors determines, by regulation, is impermissible. The Board of Directors may, on a case-by-case basis, exempt from these prohibitions any person, Company, public accounting firm, or transaction, subject to review by the SEC.
     11. It is recognized, however, that it is not unlawful for the auditor to provide other non-audit services if they are pre-approved by the audit committee in the following manner. The auditor may "engage in any non-audit service, including tax services," that is not listed herein, only if the activity is pre-approved by the audit committee of the Company. The audit committee will disclose to investors in periodic reports its decision to pre-approve non-audit services.
     12. The pre-approval requirement mentioned above is waived with respect to the provision of non-audit services for the Company so long as the aggregate amount of all such non-audit services provided to the Company constitutes less than 5 % of the total amount of revenues paid by the Company to its auditor (calculated on the basis of revenues paid by the Company during the fiscal year when the non-audit services are performed), such services were not recognized by the Company at the time of the engagement to be non-audit services; and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit.
     13. The authority to pre-approve services can be delegated to 1 or more members of the audit committee, but any decision by the delegate must be presented to the full audit committee.
     14. The lead audit or coordinating partner and the reviewing partner must rotate off of the Company audit every 5 years.
     15.  The  auditor  must  report  to  the  audit   committee  all  "critical
          accounting  policies  and  practices  to  be  used...all   alternative
          treatments  of  financial  information  within  [GAAP]  that have been
          discussed   with   management...ramifications   of  the  use  of  such
          alternative disclosures and treatments, and the treatment preferred" by the auditor.
     16. The audit committee shall comply with and cooperate with any state regulators relating to any independent determination as to whether any
          regulatory   standards   shall  be  applied  to  small  and   mid-size
          non-registered accounting firms.
     17. The audit committee shall oversee that each annual report of an Company shall contain an "internal control report", which shall: (1)
          state  the   responsibility   of  management  for   establishing   and
          maintaining an adequate internal control structure and procedures for financial reporting and (2) contain an assessment, as of the end of the Company's fiscal

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          year,  of the  effectiveness  of the internal  control  structure  and procedures of the Company for financial reporting.
     18. The audit committee shall oversee compliance that the Company's auditor shall attest to, and report on, the assessment made by the management of the Company. An attestation made under this section shall be in accordance with standards for attestation engagements issued or adopted by the Board of Directors. An attestation engagement shall not be the subject of a separate engagement.
     19. The audit committee shall oversee the adoption of a code of ethics for its senior financial officers and shall publish a copy of such code in the books and records of the Company. Any changes in such code shall be duly noted in the books and records of the Company and promptly disclosed on Form 8-K.
     20. The audit committee shall full authority to modify, amend and change these policies and procedures in its sole and exclusive discretion.

Adopted  and  approved  by  the  Audit   Committee  of  New   Millennium   Media
International, Inc. this 1st day of July 2003.